Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Sale of BioTrack

On February 10, 2023, Helix Technologies, Inc., a Delaware corporation (“Helix”) and a wholly owned subsidiary of Forian Inc. (the “Company”), completed the sale of 100% of the outstanding capital stock of its wholly owned subsidiary, Bio-Tech Medical Software, Inc., a Florida corporation (“BioTrack”), to BT Assets Group Inc., a Delaware corporation (“Buyer”) and a wholly owned subsidiary of Alleaves Inc., a Delaware corporation (“Alleaves”), pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated February 10, 2023, by and among Helix, BioTrack and the Buyer (the “Transaction”).

The total consideration paid by the Buyer under the Purchase Agreement is $30 million in cash, subject to any working capital adjustments. The Buyer paid $20 million in cash at closing and is required to make twelve equal monthly cash payments totaling $10 million commencing March 2023, which subsequent payments are guaranteed by certain affiliates of the Buyer.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The Transaction constitutes a significant disposition for the Company for purposes of Item 2.01 of Current Report on Form 8-K. As a result, the following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 are presented as if the Transaction had occurred immediately prior to January 1, 2021. The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 is presented as if the Transaction had occurred on September 30, 2022. The unaudited condensed consolidated pro forma financial statements are based on the historical financial statements prepared in accordance with U.S. generally accepted accounting principles and are presented based on information currently available. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the Transaction and related events occurred on the dates indicated, or to project the Company’s financial performance for any future period.

The following unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the U.S. Securities and Exchange Commission on May 20, 2020, and should be read in conjunction with the following: (i) the accompanying notes to the unaudited pro forma condensed consolidated financial information; (ii) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and (iii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2022.

The unaudited pro forma condensed consolidated financial information is presented based on assumptions, adjustments and currently available information described in the accompanying notes and is intended for informational purposes only. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been had the divestiture been completed on the dates assumed. In addition, it is not necessarily indicative of the Company’s future results of operations or financial condition

FORIAN INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET
AS OF SEPTEMBER 30, 2022

	Historical	Balances Attributable to BioTrack (a)	Pro Forma Adjustments		Pro-Forma Condensed
ASSETS
Current assets:
Cash and cash equivalents	$1,585,594	$(865,610)	$19,702,000	(b)	$20,421,984
Marketable securities	19,046,961	—			19,046,961
Accounts receivable, net	3,553,323	(571,987)			2,981,336
Contract assets	1,978,181	—			1,978,181
Prepaid expenses	1,205,630	(175,492)			1,030,138
Proceeds receivable from sale of BioTrack	—	—	9,590,000	(c)	9,590,000
Other assets	436,101	(7,471)			428,630
Total current assets	27,805,790	(1,620,560)	29,292,000		55,477,230

Property and equipment, net	2,870,667	(2,731,259)			139,408
Intangible assets, net	7,344,677	(7,344,677)			—
Goodwill	9,099,372	(9,099,372)			0
Right of use assets, net	706,272	(668,615)			37,657
Deposits and other assets	274,532	—			274,532
Total assets	$48,101,310	$(21,464,483)	$29,292,000		$55,928,827

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	896,916	(210,123)			686,793
Accrued expenses	4,557,385	(479,278)	2,678,697	(f)	6,756,804
Short-term operating lease liabilities	265,474	(244,365)			21,109
Warrant liability	26,079	—			26,079
Deferred revenues	2,685,027	(537,825)			2,147,202
Total current liabilities	8,430,881	(1,471,591)	2,678,697		9,637,987

Long-term liabilities:
Long-term operating lease liabilities	444,996	(428,448)			16,548
Convertible notes payable, net of debt issuance costs ($6,000,000 in principal is held by a related party.)	24,893,488	—			24,893,488
Total long-term liabilities	25,338,484	(428,448)	—		24,910,036

Total liabilities	33,769,365	(1,900,039)	2,678,697		34,548,023

Commitments and contingencies
Stockholders’ equity:
Parent Investment in Subsidiary		(19,564,444)	19,564,444		—
Preferred Stock; par value $0.001; 5,000,000 Shares authorized; 0 issued and outstanding as of September 30, 2022 and December 31, 2021	—	—			—
Common Stock; par value $0.001; 95,000,000 Shares authorized; 32,138,000 issued and outstanding as of September 30, 2022 and 31,773,154 issued and outstanding as of December 31, 2021	32,138	—			32,138
Additional paid-in capital	69,535,194	—			69,535,194
Accumulated deficit	(55,235,387)	—	7,048,859		(48,186,528)
Total stockholders’ equity	14,331,945	(19,564,444)	26,613,303		21,380,804
Total liabilities and stockholders’ equity	$48,101,310	$(21,464,483)	$29,292,000		$55,928,827

FORIAN INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022

	Historical	Proforma adjustments attributable to BioTrack (a)	Pro Forma
Revenues:
Information and Software	$18,674,213	$(7,225,745)	$11,448,468
Services	1,168,034	(1,168,034)	—
Other	259,618	-	259,618
Total revenues	20,101,865	(8,393,779)	11,708,086

Costs and Expenses:
Cost of revenues	5,154,353	(4,246,138)	908,215
Operating Expenses	29,943,274	(6,985,189)	22,958,085
Separation expenses	5,611,857	—	5,611,857
Gain on sale of businesses	(202,159)	—	(202,159)
Depreciation and amortization	2,052,729	(1,992,561)	60,168
Transaction related expenses	—	—	—
Total costs and expenses	42,560,054	(13,223,888)	29,336,166

Loss From Operations	(22,458,189)	4,830,109	(17,628,080)

Other Income (Expense):
Change in fair value of warrant liability	343,155	—	343,155
Interest and investment income	112,602	(916)	111,686
Interest expense	(659,425)	—	(659,425)
Foreign currency related gains (losses)	266,600	—	266,600
Total other income (expense), net	62,932	(916)	62,016

Net loss before income taxes	(22,395,257)	4,829,194	(17,566,063)
Income tax expense	(20,000)		(20,000)

Net Loss	$(22,415,257)	$4,829,194	$(17,586,063)

Basic and diluted net loss per common share	$(0.70)	$0.15	$(0.55)
Weighted-average shares outstanding:	31,978,719	31,978,719	31,978,719

FORIAN INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

	Historical	Proforma adjustments attributable to BioTrack (a)	Pro Forma
Revenues:
Information and Software	$14,952,247	$(7,813,337)	$7,138,910
Services	1,122,528	(1,122,528)	—
Other	804,940	-	804,940
Total revenues	16,879,715	(8,935,865)	7,943,850

Costs and Expenses:
Cost of revenues	4,717,175	(3,777,817)	939,358
Operating Expenses	36,582,202	(5,783,838)	30,798,364
Separation expenses			—
Gain on sale of businesses			—
Depreciation and amortization	1,986,816	(1,918,547)	68,269
Transaction related expenses	1,210,279	—	1,210,279
Total costs and expenses	44,496,472	(11,480,202)	33,016,270

Loss From Operations	(27,616,757)	2,544,336	(25,072,421)

Other Income (Expense):
Change in fair value of warrant liability	878,481		878,481
Interest and investment income	6,809	(487)	6,322
Interest expense	(322,379)		(322,379)
Foreign currency related gains (losses)	525,252		525,252
Total other income (expense), net	1,088,163	(487)	1,087,676

Net loss before income taxes	(26,528,594)	2,543,849	(23,984,745)
Income tax expense	(22,511)	—	(22,511)

Net Loss	$(26,551,105)	$2,543,849	$(24,007,256)

Basic and diluted net loss per common share	$(0.90)	$0.09	$(0.81)
Weighted-average shares outstanding:	29,527,608	29,527,609	29,527,609

FORIAN INC.

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL INFORMATION

1.	Basis of Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). The unaudited pro forma condensed consolidated financial information has been derived from the historical consolidated financial statements and accounting records of the Company. The unaudited pro forma condensed consolidated balance sheet at September 30, 2022 was prepared as if the  sale of Bio-Tech Medical Software, Inc. (“BioTrack”) had occurred on September 30, 2022. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 were prepared as if the sale of BioTrack had occurred on immediately prior to January 1, 2021. The unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and reliably determinable basis for presenting the significant effects of the sale of BioTrack. These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

2.	Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations Adjustments

Pro Forma Adjustments Balance Sheet unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to unaudited pro forma events that are:

(a)	Represents amounts related to BioTrack for the periods presented.

(b)-(f)
Represents the impacts of the sale of BioTrack as if it occurred on September 30, 2022 as shown in the table below. Income Taxes reflects the estimated tax liability attributable to the sale of BioTrack after the expected utilization of estimated available 2022 net operating losses and 2021 net operating loss carryforwards for federal and state tax purposes.

Pro Forma Gain on sale of BioTrack as if Transaction occurred on September 30, 2022

Closing Payment	$20,000,000	(b)
Deferred Payments, net of estimated discount of $410,000	9,590,000	(c)
Total Purchase Price	29,590,000

Estimated Transaction Expenses	(298,000)	(b)
Net Book Value	(19,564,444)	(d)
Pre Tax Gain	9,727,556	(e)

Income Taxes after utilization of net operating loss carryforwards	(2,678,697)	(f)

Net Gain on Sale of BioTrack	$7,048,859